EXHIBIT 10.1

                               PURCHASE AGREEMENT

         This Purchase Agreement is made as of the 5th day of May, 2006, by and between Resistance Technology, Incorporated, a Minnesota corporation ("Seller"), and MDSC Partners, LLP, a Minnesota limited liability partnership ("Purchaser").

         Purchaser desires to purchase certain property owned by Seller, and Seller desires to sell such property to Purchaser pursuant to the terms and conditions set forth in this Agreement.

         Accordingly, Seller and Purchaser agree as follows:

         Article 1. Definitions.
         -----------------------

         The following terms shall have the meanings set forth below:

                  Agreement. This Agreement, including the following exhibits attached hereto and hereby made a part hereof:

                           Exhibit A: Legal Description of Land
                           Exhibit B: Permitted Exceptions
                           Exhibit C: Personal Property
                           Exhibit D: Form of the Lease

                  Broker. Steve Lysen of CB Richard Ellis for Seller and Wally Kolsrud of Kolsrud Realty Company for Purchaser.

                  Closing. Concurrently, the transfer of title to the Property to Purchaser, the payment to Seller of the Purchase Price, and the performance by each party of the other obligations on its part then to be performed, all in accordance with Article 4.

                  Closing Date. The date on which the Closing shall occur as provided in Section 4.1, subject to Section 5.3 and any other provision of this Agreement which provides for postponement of the Closing Date.

                  Commitment. The title insurance commitment with respect to the Real Property described in Section 5.1.1.

                  Contingency Date. June 1, 2006

                  Earnest Money. The earnest money deposit , together with any interest earned thereon, made by Purchaser and held by Title Company described Section 3.2.1.

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                  Executory Period. The period between the mutual execution and delivery of this Agreement and the Closing.

                  Improvements. All buildings, structures, fixtures and improvements located on the Land, but excluding any of Seller's equipment, machinery or trade or business fixtures.

                  Land. The real property situated at 4400 McMenemy Road, in the City of Vadnais Heights, County of Ramsey, State of Minnesota, said real property being legally described on Exhibit A attached hereto.

                  Lease. The lease with respect to the Property to be executed at Closing by Purchaser, as Landlord, and Seller, as Tenant, in the form of Exhibit D attached hereto.

                  Permitted Exceptions. The easements, restrictions, reservations and other matters affecting title to the Real Property, if any, identified on Exhibit B, together with such other matters as may be determined to be Permitted Exceptions pursuant to Section 5.2.

                  Personal Property. The items of personal property described on Exhibit C.

                  Property. The Real Property, and the Personal Property, collectively.

                  Purchase Price. The purchase price for the Property described in Article 3.

                  Real Property. The Land and the Improvements, collectively.

                  Survey. The survey of the Real Property described in Section 5.1.2.

                  Title Company. Commercial Partners Title, LLC.

                  Title Evidence. The title evidence with respect to the Property described in Section 5.1.

         Article 2. Purchase and Sale.
         -----------------------------

         Seller hereby agrees to sell, and Purchaser hereby agrees to purchase, upon and subject to the terms and conditions hereinafter set forth, the Property.

         Article 3. Purchase Price.
         --------------------------

         3.1 Amount. Purchaser shall pay to Seller as and for the Purchase Price for the Property the sum of Two Million Six Hundred Fifty Thousand and no/100 Dollars ($2,650,000.00).

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         3.2 Manner of Payment. The Purchase Price shall be payable as follows:

                  3.2.1 One Hundred Thousand and no/100 Dollars ($100,000.00) as Earnest Money, the receipt of which is hereby acknowledged, and which shall be held and disbursed pursuant to the terms of this Agreement.

                  3.2.2 The balance of the Purchase Price in cash or by certified or cashier's check or wire transfer of immediately available funds on the Closing Date.

         Article 4. Closing.
         -------------------

                  4.1 Closing Date. The Closing shall occur on June 15, 2006. The Closing shall be held at 10:00 a.m. on the Closing Date at the offices of Title Company or at such other place, date and time as Seller and Purchaser may agree.

                  4.2 Seller's Closing Documents. At Closing, Seller shall execute, acknowledge (where appropriate), and deliver to Purchaser the following, each dated as of the Closing Date.

                           4.2.1 A limited warranty deed conveying to Purchaser
                  the Real Property, subject only to Permitted Exceptions.

                           4.2.2 A quitclaim bill of sale conveying to Purchaser
                  the Personal Property.

                           4.2.3 The Lease.

                           4.2.4 An affidavit of Seller regarding liens,
                  judgments, residence, tax liens, bankruptcies, parties in possession, survey and mechanics' or materialmens' liens and other matters affecting title to the Real Property.

                           4.2.5 A transferor's certification stating that
                  Seller is not a "foreign person", "foreign partnership", "foreign trust" or "foreign estate" as those terms are defined in Section 1445 of the Internal Revenue Code.

                           4.2.6 All documents and instruments which (a)
                  Purchaser or Title Company may reasonably determine are necessary to evidence the authority of Seller to enter into and perform this Agreement and the documents and instruments required to be executed and delivered by Seller pursuant to this Agreement, or (b) may be required of Seller under applicable law, including any revenue or tax certificates or statements, or any affidavits, certifications or statements relating to the environmental condition of any of the Real Property, the presence (or absence) of wells about the Real Property, the presence (or absence) of storage tanks about the Real Property, or the extent of compliance of any of the Property with applicable law.

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                           4.2.7 A settlement statement consistent with this
                  Agreement.

                  4.3 Purchaser's Closing Delivery. At Closing, Purchaser shall cause the following to be delivered to Seller:

                           4.3.1 The portion of the Purchase Price payable
                  pursuant to Section 3.2.2, as adjusted pursuant to Section 4.5, in cash or by certified or cashier's check or by wire transfer of immediately available funds. The Earnest Money shall be applied to and credited against the Purchase Price and shall be disbursed to Seller by Title Company at Closing.

                           4.3.2 The Lease.

                           4.3.3 All documents and instruments, each executed
                  and acknowledged (where appropriate) by Purchaser, which (a) Seller may reasonably determine are necessary to evidence the authority of Purchaser to enter into and perform this Agreement and the documents and instruments required to be executed and delivered by Purchaser pursuant to this Agreement, or (b) may be required of Purchaser under applicable law, including any purchaser's affidavits or revenue or tax certificates or statements.

                           4.3.4 A settlement statement consistent with this
                  Agreement executed by Purchaser.

                  4.4 Closing Escrow. Purchaser and/or Seller at their option may deposit the respective Closing deliveries described in Sections 4.2 and 4.3 with Title Company with appropriate instructions for recording and disbursement consistent with this Agreement.

                  4.5 Closing Adjustments. The following adjustments shall be made at Closing:

                           4.5.1 General real estate taxes applicable to any of
                  the Real Property due and payable in the year of Closing, together with all special assessments payable therewith, shall be prorated between Seller and Purchaser on a daily basis as of the Closing Date based upon a calendar fiscal year, with Seller paying those allocable to the period prior to the Closing Date and Purchaser being responsible for those allocable subsequent thereto.

                           4.5.2 Purchaser shall assume all special assessments
                  (and charges in the nature of or in lieu of such assessments) levied, pending or constituting a lien with respect to any of the Real Property as of the Closing Date. (Such amounts shall be billed back to Seller pursuant to the Lease.)

                           4.5.3 Purchaser shall pay all sales tax due regarding
                  this transaction, if any.


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                           4.5.4 Seller shall pay all state deed tax regarding
                  the deed to be delivered by Seller to Purchaser. Purchaser shall pay any mortgage registry tax regarding any mortgage given by Purchaser on the Real Property in connection with this transaction.

                           4.5.5 Purchaser shall pay the cost of recording all
                  documents, including the deed to be delivered by Seller to Purchaser.

                           4.5.6 Seller will pay all service charges for and
                  costs of the Commitment, and the survey.

                           4.5.7 Purchaser shall pay all premiums required for
                  any owner's or mortgagee's title insurance policy issued in connection with this transaction.

                           4.5.8 Seller and Purchaser shall each pay one half
                  (1/2) of any Closing fee payable to Title Company with respect to the transaction contemplated by this Agreement.

                           4.5.9 All utility expenses, including water, fuel,
                  gas, electricity, telephone, sewer, trash removal, heat and other services furnished to or provided for the Property shall be prorated between Seller and Purchaser on a daily basis as of the Closing Date, with Seller paying those allocable to the period prior to the Closing Date and Purchaser being responsible for those allocable subsequent thereto. Seller agrees to have all meters with respect to any such utilities read as of the Closing Date.

                           4.5.10 All other operating costs of the Property
                  shall be prorated between Seller and Purchaser on a daily basis as of the Closing Date, with Seller paying those allocable to the period prior to the Closing Date and Purchaser being responsible for those allocable subsequent thereto.

                           4.5.11 Except as provided in Article 13, Seller and
                  Purchaser shall each pay its own attorneys' fees incurred in connection with this transaction.

                           4.5.12 Seller shall pay any brokerage commission or
                  finder's fee payable to Seller's Broker on account of this transaction and Purchaser shall pay any brokerage commission or finder's fee payable to Purchaser's Broker on account of this transaction.

         If any of the amounts allocated under this Section 4. cannot be calculated with complete precision at Closing because the amount or amounts of one or more items included in such calculation are not then known, then such calculation shall be made on the basis of the reasonable estimates of Seller and Purchaser, subject to prompt adjustment (by additional payment or refund, as necessary) when the amount of any such item or items become known.

         4.6 Possession. Seller shall deliver exclusive legal and actual possession of the Property to Purchaser on the Closing Date, subject to the Lease.

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         Article 5. Title Examination.
         -----------------------------

         5.1 Title Evidence. Within a reasonable time after the mutual execution and delivery of this Agreement, Seller shall furnish the following title evidence to Purchaser:

                  5.1.1 A commitment to insure title to the Real Property issued by Title Company. The commitment shall (a) be in an amount equal to the Purchase Price, and (b) include copies of all documents, instruments and matters shown as exceptions or referenced therein.

                  5.1.2 A current and up to date survey of the Property, prepared and certified by a registered land surveyor licensed in State of Minnesota, in conformance with the minimum detail requirements of the American Land Title Association.

                  5.1.3 A special assessment search.

         5.2 Purchaser's Objections and Requirements. Purchaser shall be allowed twenty (20) days after receipt of the last of the Title Evidence for examination thereof and making any objections to the marketability of title to the Real Property. Purchaser shall not object to any of the Permitted Exceptions. Any objections not made within said ten (10) day period shall be deemed to be waived by Purchaser and shall be Permitted Exceptions.

         5.3 Correction of Title. Seller shall be allowed sixty (60) days after the making of Purchaser's objections to cure the same but shall have no obligation to do so. Pending such cure, the Closing shall be postponed to the extent necessary to accommodate such time period. Upon such cure, the Closing shall be held on the later of (a) the Closing Date, and (b) the first business day occurring ten (10) days after the date such cure is completed. If such cure is not completed within said sixty (60) day period, Purchaser shall have the option to do any of the following:

                  5.3.1 Terminate this Agreement.

                  5.3.2 Waive one or more of its objections and proceed to Closing.

                  5.3.3 Withhold from the Purchase Price an amount sufficient to discharge at Closing any mortgage, judgment or other monetary lien in a fixed or ascertainable amount objected to by Purchaser.

         Article 6. Conditions Precedent.
         --------------------------------

         6.1 Conditions in Favor of Purchaser. The obligations of Purchaser under this Agreement are contingent upon each of the following:

                  6.1.1 On or before the Contingency Date, Purchaser shall have determined that the matters and conditions disclosed by the reports, investigations and tests

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         received or performed by Purchaser pursuant to Section 8.1 are reasonably acceptable to Purchaser.

                  6.1.2 On the Closing Date, each of the representations and warranties of Seller in Section 7.1 shall be true and correct as if the same were made on the Closing Date.

                  6.1.3 On the Closing Date, Seller shall have performed all of the obligations required to be performed by Seller under this Agreement as and when required under this Agreement.

         If any conditions in this Section 6.1 have not been satisfied on or before the applicable date set forth in this Section 6.1 with respect to each condition, then Purchaser may terminate this Agreement by notice to Seller on or before the applicable date, subject however to Article 13. To the extent that any of the conditions in this Section 6.1 require the satisfaction of Purchaser, such satisfaction shall be determined by Purchaser in its reasonable discretion. The conditions in this Section 6.1 are specifically stated and for the sole benefit of Purchaser. Purchaser in its discretion may unilaterally waive (conditionally or absolutely) the fulfillment of any one or more of the conditions, or any part thereof, by notice to Seller.

         6.2 Conditions in Favor of Seller. The obligations of Seller under this Agreement are contingent upon each of the following:

                  6.2.1 On the Closing Date, each of the representations and warranties of Purchaser in Section 7.2 shall be true and correct as if the same were made on the Closing Date .

                  6.2.2 On the Closing Date, Purchaser shall have performed all of the obligations required to be performed by Purchaser under this Agreement as and when required under this Agreement.

         If any of the conditions in this Section have not been satisfied on or before the applicable date set forth in this Section 6.2 with respect to each condition, then Seller may terminate this Agreement by notice to Purchaser on or before the applicable date, subject however to Article 13. The conditions in this Section 6.2 are specifically stated and for the sole benefit of Seller. Seller in its discretion may unilaterally waive any one or more of the conditions, or any part thereof, by notice to Purchaser.

         Article 7. Representations and Warranties.
         ------------------------------------------

         7.1 Seller's Representations and Warranties. Seller represents and warrants to Purchaser as of the date of this Agreement as follows:

                  7.1.1 Seller has been duly incorporated and is in good standing under the laws of the State of Minnesota, is duly qualified to transact business in the State of

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


         Minnesota, and has the requisite power and authority to enter into and perform this Agreement and the documents and instruments required to be executed and delivered by Seller pursuant hereto. This Agreement has been duly executed and delivered by Seller and is a valid and binding obligation of Seller enforceable in accordance with its terms. This Agreement and the documents and instruments required to be executed and delivered by Seller pursuant hereto have each been duly authorized by all necessary corporate action on the part of Seller and that such execution, delivery and performance does and will not conflict with or result in a violation of Seller's articles of incorporation or by-laws, or any judgment, order or decree of any court or arbiter to which Seller is a party, or any agreement to which Seller and/or any of the Property is bound or subject.

                  7.1.2 Seller is not a "foreign person", "foreign partnership", "foreign trust" or "foreign estate" as those terms are defined in
         Section 1445 of the Internal Revenue Code.

                  7.1.3 Seller has not received mailed or personally served written notice from any governmental authority regarding any currently pending or threatened condemnation or similar eminent domain proceeding against the Property.

                  7.1.4 To Seller's knowledge (without duty of further inquiry), there exists no violation of environmental laws in respect to the Property requiring remediation under the law.

                  7.1.5 From the date hereof through the Date of Closing or termination of this Agreement, Seller shall not create, suffer or assume any new or additional encumbrances on title to the Real Property (other than mechanic's liens in the ordinary course of tenant improvements provided for under the Leases) without Purchaser's consent, which consent Purchaser may grant or withhold in Purchaser's sole discretion.

                  7.1.6 To Seller's knowledge, there are no underground or above ground storage tanks of any size or type located on the Real Property.


                  7.1.7 Seller has not entered into any other contracts for the sale of the Real Property nor are there any rights of first refusal to purchase or other options to purchase the Real Property available to any third parties.

                  Whenever herein a representation is made based upon the knowledge of Seller, such knowledge is limited to the actual knowledge of Bill Kullback. Seller represents that Bill Kullback is familiar with and has first-hand knowledge of conditions at the Property. In the event any of the representations and warranties contained herein become untrue as of the Closing Date as a result of information received by Seller or occurrences subsequent to the date hereof or otherwise, Seller shall promptly so notify Purchaser in writing. Except as provided below, Seller will indemnify, defend and hold harmless Purchaser, its successors and assigns, from any loss, claim, damage or expense, including reasonable attorneys' fees, that Purchaser, its successors and assigns, incurs because of the breach of any of the above representations and warranties, whether such breach is discovered before or after the Closing Date.

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

                  Notwithstanding anything to the contrary herein, the effect of the representations and warranties made in this Agreement shall not be diminished, abrogated or deemed to be waived by any assessments, inspections or investigations made by Purchaser; provided, however, if through the delivery to Purchaser of written information from a) Seller; or b) from any third party engaged by Purchaser in order to perform any of the tests, studies, investigations and inspections contemplated under this Agreement, prior to Closing, Purchaser receives evidence that would provide reasonable grounds to a qualified person to believe that any of the Seller's representations and warranties made in this Agreement, or any documents that Seller actually delivers to Purchaser at Closing, pursuant to the provisions of this Agreement, are or may be untrue, and Purchaser nevertheless elects to close under this Agreement, then Purchaser shall be deemed to have waived the breach in question, and shall have no right, at any time after Closing, to assert a claim, of any nature whatsoever, against Seller with respect to that breach.

         7.2 Purchaser's Representations and Warranties. Purchaser represents and warrants to Seller as of the date of this Agreement as follows:

                  7.2.1 Purchaser has been duly formed and is in good standing under the laws of the State of Minnesota, is duly qualified to transact business in the jurisdiction in the State of Minnesota, and has the requisite power and authority to enter into and perform this Agreement and the documents and instruments required to be executed and delivered by Purchaser pursuant hereto. This Agreement has been duly executed and delivered by Purchaser and is a valid and binding obligation of Purchaser enforceable in accordance with its terms. This Agreement and the documents and instruments required to be executed and delivered by Purchaser pursuant hereto have each been duly authorized by all necessary partnership action on the part of Purchaser and that such execution, delivery and performance does and will not conflict with or result in a violation of Purchaser's partnership agreement or any judgment, order or decree of any court or arbiter to which Purchaser is a party, or any agreement to which Purchaser and/or any of the Property is bound or subject.

                  7.2.2 Purchaser has not (i) made a general assignment for the benefit of creditors, (ii) filed any involuntary petition in bankruptcy or suffered the filing of any involuntary petition by Purchaser's creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Purchaser's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

         Article 8. Inspection; Condition of Property at Closing, Documents to
         ---------------------------------------------------------------------
be Delivered.
-------------

         8.1 Right of Entry. During the Executory Period, Purchaser and its employees, agents and independent contractors shall have the right to enter the Property

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

during normal business hours and upon reasonable prior notice to Seller to inspect the same, perform surveys, environmental assessments, soil and other tests and for other investigations and activities consistent with the purposes of this Agreement. Purchaser shall restore any damage to the Property caused by such inspection and shall indemnify and hold Seller harmless from all liabilities incurred by Seller and arising out of any such entry. The foregoing indemnity shall survive termination of this Agreement. Purchaser shall deliver to Seller a copy of any environmental or other inspection reports obtained in connection with such inspection within a reasonable time after the same are received by Purchaser.

         8.2 Condition of Property at Closing. Subject to the Seller's Representations and Warranties in Article 7.1, Purchaser, for itself and for its corporate successors and assigns, releases Seller from, and waives all claims and liability against Seller for, any structural, physical or environmental conditions at the Property and further releases Seller from, and waives all liability against Seller attributable to, the structural, physical and environmental condition of the Property, including without limitation the presence, discovery or removal of any lead, asbestos containing materials or any other Hazardous Material in, at, about or under the Property, or for, connected with or arising out of any and all claims or causes of action based upon any Hazardous Materials Laws. Purchaser takes responsibility and liability for all obligations attributable to any Hazardous Material in, at, under or about Property. Seller makes no representations or warranties whatsoever to Purchaser regarding the presence or absence of any Hazardous Material. Purchaser hereby acknowledges and agrees that it shall rely solely on the investigations, information, studies and reports prepared by or through Purchaser, at its sole cost and expense, with regard to Hazardous Material. Purchaser shall make such studies and investigations, conduct such tests and surveys, and engage such specialists as Purchaser deems appropriate to evaluate fairly the Property and its risks from a Hazardous Material standpoint.

         8.3 "As Is" Sale. PURCHASER ACKNOWLEDGES THAT IT WILL HAVE ADEQUATE OPPORTUNITY TO INSPECT THE PROPERTY AND ACCEPTS THE RISK THAT ANY INSPECTION MAY NOT DISCLOSE ALL MATERIAL MATTERS AFFECTING THE PROPERTY. SUBJECT ONLY TO THE TERMS OF SECTIONS 7.1, 8.2 AND ARTICLES 10 AND 11, PURCHASER AGREES TO ACCEPT THE PROPERTY IN ITS "AS IS" "WHERE IS" AND "WITH ALL FAULTS" CONDITION AT CLOSING WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER INCLUDING AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND WITHOUT ANY RIGHT OF SET-OFF OR REDUCTION IN THE PURCHASE PRICE.

         8.4 Documents to be Delivered by Seller. Within ten (10) days of the date of this Agreement, to the extent not already delivered, Seller shall cause to be delivered to Purchaser the following:

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

         (a) copies of all certificates of occupancy for occupied portions of the Improvements and other necessary governmental licenses, permits, or approvals in Seller's possession for the use, occupancy, and operation of the Property;

         (b) copies of all final plans and specifications for the "base building" and for tenant improvements, and any modifications or amendments thereto, site plans, zoning approvals and variances, environmental or land use permits and approvals or waivers and other "as-built" records of the Improvements in or on the Property, that are in the possession of Seller;

         (c) copies of the final real estate tax bills pertaining to the Property that are in the possession of Seller together with any information concerning any current tax protests currently in effect;

         (d)      a schedule listing all Personal Property, if any;

         (e) copies of each and every environmental assessment, impact report or other third party consultants' geotechnical soil reports as to the Property that has been ordered or requested by Seller or that is in Seller's possession, custody, or control, if any;

         (f) a copy of any 2006 fiscal year operating budget and operating statements for the years 2004 and 2005 (and 2006 through the month of March) for the Property that are in the possession of Seller; and,

         (g) a methamphetamine disclosure statement pursuant to Minnesota Statute Section 152.0275.

                  All "copies" referred to in this Agreement shall be true and correct copies of the applicable original documents and all amendments thereto, if applicable. Purchaser will deliver to Seller copies of all environmental or other inspection reports as to the Property promptly after receipt.

         Article 9. Operation Pending Closing.
         -------------------------------------

         During the Executory Period, Seller shall operate, maintain and manage the Property in a manner substantially consistent with Seller's past practices.

         Article 10. Damage or Destruction.
         ----------------------------------

         If prior to Closing any material portion of the Property is damaged or destroyed by fire or other casualty, Seller shall immediately give notice thereof to Purchaser, and Purchaser at its option (to be exercised within thirty
(30) days after Seller's notice) may


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

either (a) terminate this Agreement, or (b) proceed to Closing and receive at Closing a payment or an assignment of all amounts recovered or recoverable by Seller on account of insurance on the Property. If Purchaser elects to proceed to Closing, Seller shall be responsible for any deductible associated with such insurance coverage. As used in this Article 10, the term "material portion of the Property" shall mean damage to the Property that would cost in excess of One Hundred Thousand and no/100 Dollars ($100,000.00) to repair.

         Article 11. Condemnation.
         -------------------------

         If prior to Closing eminent domain proceedings are commenced against any material portion of the Property, Seller shall immediately give notice thereof to Purchaser, and Purchaser at its option (to be exercised within thirty
(30) days after Seller's notice) may either (a) terminate this Agreement, or (b) proceed to Closing and receive at Closing either a credit against the Purchase Price in the amount of the award, in the case of a completed eminent domain proceeding, or an assignment of all rights in eminent domain, in the case of a pending eminent domain proceeding. As used in this Article 11, the term "material portion of the Property" shall mean a portion of the Property having a fair market value in excess of One Hundred Thousand and no/100 Dollars ($100,000.00) Dollars.

         Article 12. Brokers.
         --------------------

         Except for the commissions payable to Seller's and Purchaser's respective Brokers, which shall be paid by each respective party at Closing, each of the parties represents to the other that such party has not incurred any brokerage commission or finder's fee as a result of this transactions and each party agrees to hold the other harmless from all liabilities incurred by the other relating to such brokerage commission or finder's fee incurred as a result of the actions of such party. The provisions of this Article 12 shall survive termination of this Agreement.

         Article 13. Default.
         --------------------

         If either party shall default in any of their respective obligations under this Agreement, the other party, by notice to such defaulting party specifying the nature of the default and the date on which this Agreement shall terminate (which date shall be not less than thirty (30) days after the giving of such notice), may terminate this Agreement, and upon such date, unless the default so specified shall have been cured, this Agreement shall terminate. In the case of any default by Purchaser, the Earnest Money shall be promptly forfeited to Seller and Seller may seek damages from Purchaser. In the case of any default by Seller, upon termination of this Agreement, the Earnest Money shall be returned to Purchaser. Seller and Purchaser also shall have the right to specifically enforce this Agreement, provided that any action therefor is commenced within six (6) months after such right arises. In any action or proceeding to enforce this Agreement or any term hereof, the prevailing party shall be entitled to recover its reasonable costs and attorneys' fees.

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         Article 14. Termination; Confirmation.
         --------------------------------------

         Except as expressly provided in this Agreement to the contrary, if this Agreement is terminated pursuant to the terms hereof, the Earnest Money shall be returned to Purchaser and upon such return the respective rights of Seller and Purchaser arising out of this Agreement shall immediately cease. In such event, Purchaser agrees to execute, acknowledge, and deliver to Seller within ten (10) days after written request, a quit claim deed and/or a termination of this Agreement in recordable form in order to remove the cloud of this Agreement from the Property, but failure to give such deed or termination shall not affect the termination of this Agreement.

         Article 15. Assignability.
         --------------------------

         Except as provided in Article 17, Purchaser may not assign its rights under this Agreement without the consent of Seller, which consent may be given or withheld by Seller in its discretion. Notwithstanding the foregoing, Purchaser my assign its rights under this Agreement to any entity controlled by, controlling, or under common control with Purchaser. In such event, Purchaser shall give Seller written notice of any such assignment.

         Article 16. Notices.
         --------------------

         Any notice, consent, waiver, request or other communication required or provided to be given under this Agreement shall be in writing and shall be sufficiently given and shall be deemed given when delivered personally or when mailed by certified or registered mail, return receipt requested, postage prepaid, or when dispatched by nationally recognized overnight delivery service, in any event, addressed to the party's address as follows:

                  If to Seller:       Resistance Technology, Incorporated
                                      1260 Red Fox Road
                                      Arden Hills, MN  55112
                                      Attention: Bill Kullback

                  If to Purchaser:    MDSC Partners, LLP
                                      7556 Washington Avenue South
                                      Eden Prairie, MN 55344
                                      Facsimile:  952-941-0242
                                      Attention:  Carol Sundet Meeker

                  With a copy to:     Michael J. Mollerus, Ltd.
                                      1150 Wells Fargo Plaza
                                      7900 Xerxes Avenue South
                                      Bloomington, MN 55435
                                      Facsimile 952-831-8444
                                      Attention: Michael J. Mollerus
or to such party at such other address as such party, by ten (10) days prior written notice given as herein provided, shall designate, provided that no party may require notice to be sent to more than two (2) addresses. Any notice given in any other manner shall be effective only upon receipt by the addressee.

         Article 17. Tax Deferred Exchange.
         ----------------------------------

         Each party acknowledges that the other party may elect to buy or sell (as the case may be) any of the Real Property in connection with the completion of a tax-deferred exchange under Section 1031 of the Internal Revenue Code of 1986. Each party hereby agrees to take such steps as the other party may reasonably require in order to complete such tax-deferred exchange, including paying or receiving all or a portion of the Purchase Price from a third party. Neither party shall be required to pay the other for increased costs (including reasonable attorney's fees for review of documentation) arising out of such exchange or proposed exchange.

         Article 18. Miscellaneous.
         --------------------------

         18.1 Entire Agreement; Modification. This Agreement embodies the entire agreement and understanding between Seller and Purchaser, and supersedes any prior oral or written agreements, relating to this transaction. This Agreement may not be amended, modified or supplemented except in a writing executed by both Seller and Purchaser. No term of this Agreement shall be waived unless done so in writing by the party benefited by such term.

         18.2 Survival; No Merger. The terms of this Agreement shall survive and be enforceable after the Closing and shall not be merged therein.

         18.3 Governing Law. This Agreement shall be construed under and governed by the laws of the State or Commonwealth in which the Real Property is located.

         18.4 Severability. If any term of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such term shall not be affected thereby.

         18.5 Time of the Essence. Time is of the essence under this Agreement.

         18.6 Construction. The rule of strict construction shall not apply to this Agreement. This Agreement shall not be interpreted in favor of or against either Seller or Purchaser merely because of their respective efforts in preparing it.

         18.7 Captions, Gender, Number and Language of Inclusion. The article and section headings in this Agreement are for convenience of reference only and shall not define, limit or prescribe the scope or intent of any term of this Agreement. As used in this Agreement, the singular shall include the plural and vice versa, the masculine, feminine and neuter adjectives shall include one another, and the following words and phrases shall have the following meanings: (i) "including" shall mean "including but not limited to", (ii) "terms" shall mean "terms, provisions, duties, covenants, conditions, representations, warranties and indemnities", (iii) "any of the Property" or "any of the Real Property" shall mean "the Property or any part thereof or interest therein" or "the Real Property or any part thereof or interest therein", as the case may be, (iv) "rights" shall mean "rights, duties and obligations", (v) "liabilities" shall mean "liabilities, obligations, damages, fines, penalties, claims, demands, costs, charges, judgments and expenses, including reasonable attorneys' fees", (vi) "incurred by" shall mean "imposed upon or suffered or incurred or paid by or asserted against", (vii) "applicable law" shall mean "all applicable Federal, state, county, municipal, local or other laws, statutes, codes, ordinances, rules and regulations", (viii) "about the Property" or "about the Real Property" shall mean "in , on, under or about the Property" or "in, on under or about the Real Property", as the case may be, (ix) "operation" shall mean "use, non-use, possession, occupancy, condition, operation, maintenance or management", and (x) "this transaction" shall mean "the purchase, sale and related transactions contemplated by this Agreement".

         18.8 Binding Effect. This Agreement shall inure to the benefit of and shall bind the respective heirs, executors, administrators, successors and assigns of Seller and Purchaser.

         18.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                                 END OF ARTICLE

                                 SIGNATURE PAGE

                                       FOR

                               PURCHASE AGREEMENT

                                     BETWEEN

                       RESISTANCE TECHNOLOGY, INCORPORATED

                                       AND

                               MDSC PARTNERS, LLP

         Seller and Purchaser have caused this Agreement to be executed and delivered as of the date first above written.

                                                SELLER:

                                                RESISTANCE TECHNOLOGY
                                                INCORPORATED

                                                By  /s/ William J. Kullback
                                                    ---------------------------
                                                    Its  CFO
                                                         ----------------------

                                                PURCHASER:
                                                MDSC PARTNERS, LLP

                                                By  /s/ C S Meeker
                                                    ---------------------------
                                                    Its  Partner
                                                         ----------------------

                            JOINDER OF TITLE COMPANY

                  The undersigned hereby agrees to act as Title Company under the foregoing Purchase Agreement and to hold and disburse the Earnest Money in accordance with the terms thereof.

                                                Dated: ___________, 2006

                                                COMMERCIAL PARTNERS TITLE, LLC


                                                By
                                                    ---------------------------
                                                     Its
                                                          ---------------------

                                    EXHIBIT A

                         Legal Description of the Land
                         -----------------------------

That part of the Northwest Quarter of Section 20, Township 30, Range 22, Ramsey County, Minnesota, as described as follows:

Beginning at a point on the West line of said Northwest Quarter, distance 2023.23 feet South of the Northwest corner thereof; thence Easterly at right angles a distance of 421.00 feet; thence Northerly at right angles, parallel with said West line, a distance of 293.16 feet; thence Westerly at right angles a distance of 421.00 feet to said West line; thence Southerly, along said West line, a distance of 293.16 feet to the point of beginning.

Ramsey County, Minnesota
Abstract Property

                                    EXHIBIT B

                              Permitted Exceptions
                              --------------------

1.       Real estate taxes payable in the year 2006.

2. Easement for street and utility purposes, in favor of City of Vadnais Heights, a Minnesota municipal corporation, as created in document dated August 15, 1980, filed August 15, 1980, as Document No. 2088193.

3.       Subject to McMenemy Road as disclosed by county maps.

4. Encroachment of power poles and overhead electric lines outside of right of way of McMenemy Road without the benefit of an easement, as shown on the survey prepared by Harry S. Johnson Co., Inc., dated April 5, 2006.

5. Electric box along south boundary line without indication as to property served, as shown on the survey prepared by Harry S. Johnson Co., Inc., dated April 5, 2006.

                                    EXHIBIT C

                                Personal Property
                                -----------------

None

                                    EXHIBIT D

                                Form of the Lease
                                -----------------

[see attached]

[FILED WITH THIS FORM 8-K AS EXHIBIT 10.2]





















































                                       D-1